EXHIBIT 10.1
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January 21, 1998

Mr. Steve Lamson, CFO
Simpson Manufacturing Co., Inc.
4637 Chabot Drive, Ste 200
Pleasanton, CA 94588

Dear Steve:

In reference to the Agreement between Union Bank of California, N.A. ("Bank") and Simpson Manufacturing Co., Inc. ("Borrower") dated January 14, 1997, the Bank and Borrower desire to amend the Agreement. This amendment shall be called the First Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Amendment to the Agreement:

     (a)  "Section 1.1.2 Standby L/C Sublimit. The date on line ten,
          June 1, 1998 is deleted and the date June 1, 1999 is substituted therefore."

This Loan Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Loan Amendment executed by the Borrower and the following executed documents, all of which the Bank must receive before February 9, 1998.

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Loan Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

Very truly yours.
UNION BANK OF CALIFORNIA, N.A.


/s/Joellen Ademski                       /s/Lebbeus S. Case, Jr.
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Joellen Ademski, Vice President          Lebbeus S. Case, Jr. VP


Agreed and Accepted to this 21 day of January, 1998.

Simpson Manufacturing Co., Inc.


/s/Thomas Fitzmyers                      /s/Steve Lamson
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Thomas Fitzmyers, President              Steve Lamson, Chief Financial
                                         Officer